Exhibit 3.1

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                TOWER GROUP, INC.

                      ------------------------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware
                      ------------------------------------

         Tower Group, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware (the "DGCL") thereof, does hereby make this Certificate of Designations and DOES HEREBY CERTIFY:

         That the board of directors of the Company (the "Board") has the authority, pursuant to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and the DGCL, to adopt resolutions providing for the designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions of one or more series of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock").

         That pursuant to resolutions of the Board of Directors adopted on November 8, 2006, the creation of the Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), was authorized and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of such Series A Preferred Stock, in addition to those set forth in the Certificate of Incorporation and Amended and Restated By-Laws (the "By-Laws") of the Company, were fixed as follows:

         1.       Designation.
                  ------------

         The designation of the Series A Preferred Stock shall be "Series A Preferred Stock," and the number of shares constituting the Series A Preferred Stock shall be 40,000. The Series A Preferred Stock shall have a liquidation preference of $1,000 per share. The Company may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional preferred stock. No such issuance shall affect the due authorization of any issued and outstanding shares of the Series A Preferred Stock.

         2.       Definitions.
                  ------------

         "Board" shall mean the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

         "Business Day" shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

         "Certificate of Designations" shall mean this Certificate of Designations relating to the Series A Preferred Stock, as amended from time to time.

         "Change in Control" shall have the meaning assigned to such term in
Section 6(a).

         "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Conversion" shall have the meaning set forth in Section 5(a) hereof.

         "Conversion Date" shall have the meaning set forth in Section 5(a) hereof.

         "Dividend Payment Date" shall have the meaning assigned to such term in
Section 3(a)(i).

         "Dividend Period" shall have the meaning assigned to such term in
Section 3(c).

         "Dividend Rate" shall mean 8.66% per annum.

         "Dividend Record Date" shall have the meaning assigned to such term in
Section 3(b).

         "Issue Date" shall mean the initial date of delivery of the Series A Preferred Stock.

         "Junior Stock" shall mean the Common Stock and any other class or series of shares of the Company that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Liquidation Preference" shall have the meaning assigned to such term in Section 8(b).

         "Nonpayment" shall have the meaning assigned to such term in Section 10(b).

         "Optional Conversion Shares" shall have the meaning assigned to such term in Section 5(a).

         "Parity Stock" shall mean any class or series of preferred shares of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

         "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock Director" shall have the meaning assigned to such term in Section 10(b).

         "solvent" shall have the meaning assigned to such term in Section 3(a).

         "Value of Consideration" shall have the meaning assigned to such term in Section 6(a).

         "Voting Preferred Stock" shall mean any other class or series of preferred stock of the Company ranking equally with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which voting rights similar to those granted to the holders of the Series A Preferred Stock have been conferred and are exercisable.

         3. Dividends.
            ----------

         (a) Dividend Payment Dates. The holders of the Series A Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for that purpose and to the extent the Company is able to pay its debts as they fall due ("solvent") after giving effect thereto, at the applicable Dividend Rate set forth below in this Section 3. Dividends on the Series A Preferred Stock shall be payable on a non-cumulative basis, quarterly in arrears on the 27th day of March, June, September and December of each year, the Mandatory Conversion Date and, if applicable, the date of consummation of any Change in Control (each, a "Dividend Payment Date"), subject to Section 3(e).

         (b) Dividend Record Date. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they appear on the share register of the Company on the applicable record date (each, a "Dividend Record Date"), which shall be a record date fixed by the Board that is not more than 60 nor less than 10 days prior to such Dividend Payment Date. The Dividend Record Date shall apply regardless of whether any particular Dividend Record Date is a Business Day.

         (c) Dividend Period. Each dividend period (a "Dividend Period") shall commence on and include a Dividend Payment Date and shall run to but excluding the next Dividend Payment Date, except that the initial Dividend Period will commence on and include the Issue Date, and will run to and exclude the first Dividend Payment Date thereafter.

         (d) Day Count Convention. The amount of dividends payable per share of Series A Preferred Stock on each Dividend Payment Date will be calculated using the per annum Dividend Rate and on the basis of a 360-day year consisting of twelve 30-day months.

         (e) Business Day Convention. If any Dividend Payment Date is not a Business Day, then dividends will be payable on the first Business Day following such Dividend Payment Date unless such day is in the next calendar month, in which case dividends shall be payable on the first Business Day preceding such Dividend Payment Date and dividends, in each case, shall accrue to the actual payment date.

         (f) Junior Stock. So long as any shares of Series A Preferred Stock remain outstanding for any Dividend Period, unless the full dividends for the current Dividend Period on all outstanding Series A Preferred Stock and Parity Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside): (i) no dividend whatsoever shall be paid or declared during such Dividend Period on the Common Stock or other Junior Stock (other than a dividend payable solely in Common Stock or other Junior Stock); and (ii) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of such Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock) during such Dividend Period.

         (g) Pro Rata Adjustments. When dividends are not paid in full (or duly provided for) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) upon the Series A Preferred Stock and any Parity Stock, all dividends declared upon the Series A Preferred Stock and all such Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series A Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

         (h) Additional Series A Preferred Stock. In the event that additional shares of the Series A Preferred Stock are issued after the original issue date, dividends on such shares may accrue from the original issue date or any other date specified by the Company at the time such additional shares are issued. These dividends will accrue, with respect to each Dividend Period, in the manner set forth in Sections 3(a)(i) and 3(b).

         (i) Non-Cumulative Dividends. Dividends on Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Company shall have no obligation to pay dividends accrued for the applicable Dividend Period subsequent to such Dividend Payment Date or to pay interest with respect to such dividends, whether or not dividends are declared on Series A Preferred Stock for any subsequent Dividend Period.

         4. Redemption.
            -----------

         (a) The Company, at its option, may redeem, in whole at any time or in part from time to time, the Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 4(c) below, at a redemption price equal to $1,000 per share of Series A Preferred Stock, together with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date). The redemption price for the Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. If the redemption date occurs subsequent to the Dividend Record Date for a Dividend Period, any declared but unpaid dividends payable on such redemption date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3.

         (b) Notice of redemption shall be given to the holders of record of the Series A Preferred Stock in accordance with Section 13(a) hereof. Such mailing shall be not less than 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the above, in the case of redemption concurrent with a Conversion in which the holders have elected not to convert the Optional Election Shares, such notice shall be given not later than the date of the underwriting agreement with respect to the underwritten public offering giving rise to such Conversion. Any notice delivered as provided in Section 14(a) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice, or any defect in such notice or in the mailing thereof, to any holder of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series A Preferred Stock. Each such notice given to a holder shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of the Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where holders may surrender certificates evidencing the shares of Series A Preferred Stock for payment of the redemption price.

         (c) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company for the benefit of the holders of the Series A Preferred Stock called for the redemption, then on and after the redemption date dividends shall cease to accrue on such shares of Series A Preferred Stock so called for redemption, all such shares of Series A Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares of Series A Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.

         (d) In case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board may determine to be fair and equitable. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which the Series A Preferred Stock shall be redeemed from time to time. In case fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         5. Conversion in Connection with a Public Offering.
            ------------------------------------------------

         (a) On the closing date of the Company's first underwritten public offering of its common stock after October 31, 2006 (other than offers made to employees, officers or directors of the Company registered on a Form S-8 or offers made to agents of the Company pursuant to shares registered on a Form S-3 filed with the United States Securities and Exchange Commission (the "SEC")) (the "Conversion Date"), 30,000 shares of Series A Preferred Stock will automatically convert (the "Conversion") into a number of shares of Common Stock per share of Series A Preferred Stock equal to the liquidation preference amount of a share of Series A Preferred Stock divided by the offering price of the Common Stock in such offering or private placement (the "Conversion Price"). The remaining 10,000 shares of Series A Preferred Stock (the "Optional Conversion Shares") shall be convertible on the Conversion Date at the election of the holders of the shares of the Series A Preferred Stock. Such Optional Conversion Shares shall be converted into a number of shares of Common Stock per Optional Conversion Share based on the Conversion Price as defined above. Notice of such election shall be delivered to the Company in accordance with the provisions of
Section 14(a) not later than the date on which the preliminary prospectus pertaining to the underwritten public offering is filed with the SEC.

         (b) The holders of the Series A Preferred Stock to be converted on the Conversion Date shall have the right to receive, in addition to the number of shares of Common Stock specified in Section 5(a), an amount in cash equal to any dividends that have been declared but not paid prior to the Conversion Date (but with no amount in respect of any dividends that have not been declared prior to such date), such amount to be paid at the time of the Conversion, to the extent that the Company has sufficient lawful funds to pay such amount at such time. If the Conversion Date occurs subsequent to the Dividend Record Date for a Dividend Period, any declared but unpaid dividends payable on the Conversion Date shall not be paid to the holder entitled to receive the redemption price on the Mandatory Conversion Date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3.

         (c) To the extent that the Company does not have sufficient lawful funds to pay in cash the amount equal to all of such dividends that have been declared but not paid prior to the Conversion Date, the holders of Series A Preferred Stock to be converted on the Conversion Date shall be entitled to receive, upon conversion of such Series A Preferred Stock on the Conversion Date, an additional number of shares of Common Stock per share of Series A Preferred Stock equal to the amount of such dividends that have been declared but not paid prior to the Conversion Date in cash divided by the Conversion Price. Any resulting fractional shares of Common Stock shall be settled in cash as provided below, subject to the availability of sufficient lawful funds to make such settlement.

         (d) From and after the Conversion Date, all shares of Series A Preferred Stock that have been converted on such Conversion Date shall no longer be deemed outstanding and all rights with respect to such shares of Series A Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive the Common Stock and any cash due and owing on conversion of the Series A Preferred Stock, without interest.

         (e) No fractional shares of Common Stock will be issued to holders of Series A Preferred Stock as a result of any Conversion of shares of Series A Preferred Stock pursuant to this Section 5. In lieu of any fractional share of Common Stock otherwise issuable in respect of any Conversion pursuant to this
Section 5, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Conversion Price.

         (f) Notwithstanding this Section 5, if the Conversion shall result in the issuance of shares of common stock of the Company that would require the vote of the stockholders of the outstanding shares of common stock pursuant to the listing rules of the Nasdaq Global Select Market, the number of shares of Series A Preferred Stock to be initially converted into Common Stock shall be limited to a number that would not require such a vote and the remaining shares of Series A Preferred Stock shall not be converted until the required stockholder vote is obtained.

         (g) The issuance of certificates for shares of Common Stock on Conversion of the Series A Preferred Stock pursuant to this Section 5 shall be made without charge to the holder of the Series A Preferred Stock for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         6. Conversion Upon Change in Control.
            ----------------------------------

         (a) Immediately prior to the consummation of any Change in Control (as defined below) that is consummated at a time when CastlePoint Reinsurance Company, Ltd. or one of its subsidiaries holds any shares of Series A Preferred Stock, each share of Series A Preferred Stock held by CastlePoint Reinsurance Company, Ltd. or one of its subsidiaries shall be converted into a number of shares of Common Stock equal to the liquidation preference amount of a share of Series A Preferred Stock, determined in accordance with Section 8(a), divided by the Value of the Consideration (as defined below) per share of Common Stock in such Change in Control. A "Change in Control" means (i) any merger or consolidation of the Company with and into another company, other than a merger or consolidation in which (x) the Company is the surviving entity and (y) the holders of the Company's Common Stock immediately prior to the consummation of such merger or consolidation own more than 50% of the voting equity interests of the surviving entity immediately after the consummation of such merger or consolidation; (ii) any transaction by which any person or group of persons (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, or any successor or replacement rule) acquires beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor or replacement rule) of securities of the Company representing more than 50% of the voting power of the Company holder of at the time of such Change in Control. The "Value of Consideration" means the value of any consideration paid per share of Common Stock or value of the consideration into which a share of Common Stock is converted in a Change in Control transaction or, if such Change in Control Value does not involve a merger or consolidation of the Company or the acquisition of shares of Common Stock, the equivalent value placed upon a share of Common Stock in such transaction; provided, that
(i) in the case of any publicly traded securities payable per share of Common Stock or into which a share of Common Stock shall be converted, the value of such securities shall be the last price at which such securities are traded on a public market immediately prior to the closing of the Change in Control and (ii) in the case of any securities that are not publicly traded or any other property payable per share of Common Stock or into which a share of Common Stock shall be converted, the value of such securities shall be fixed in good faith by the Board.

         (b) The holders of the Series A Preferred Stock to be converted in connection with a Change in Control shall have the right to receive, in addition to the number of shares of Common Stock specified in Section 6(a), an amount in cash equal to any dividends that have been declared but not paid prior to the consummation of such Change in Control (but with no amount in respect of any dividends that have not been declared prior to such date), such amount to be paid at the time of the consummation of such Change in Control, to the extent that the Company has sufficient lawful funds to pay such amount at such time. If the consummation of such Change in Control occurs subsequent to the Dividend Record Date for a Dividend Period, any declared but unpaid dividends payable upon the consummation of such Change in Control shall not be paid to the holder entitled to receive the redemption price on the date of the consummation of such Change in Control, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3.

         (c) To the extent that the Company does not have sufficient lawful funds to pay in cash the amount equal to all of such dividends that have been declared but not paid prior to the consummation of a Change in Control, the holders of Series A Preferred Stock to be converted in connection with a Change in Control shall be entitled to receive, upon conversion of such Series A Preferred Stock upon the consummation of such Change in Control, an additional number of shares of Common Stock per share of Series A Preferred Stock equal to the amount of such dividends that have been declared but not paid prior to the consummation of such Change in Control in cash divided by the Value of Consideration. Any resulting fractional shares of Common Stock shall be settled in cash as provided below, subject to the availability of sufficient lawful funds to make such settlement.

         (d) From and after the consummation of a Change in Control, all shares of Series A Preferred Stock that have been converted in connection with such Change in Control shall no longer be deemed outstanding and all rights with respect to such shares of Series A Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive the Common Stock and any cash due and owing on conversion of the Series A Preferred Stock, without interest.

         (e) No fractional shares of Common Stock will be issued to holders of Series A Preferred Stock as a result of any Conversion of shares of Series A Preferred Stock pursuant to this Section 6. In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to this
Section 6, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Value of Conversion.

         (f) The issuance of certificates for shares of Common Stock on conversion of the Series A Preferred Stock pursuant to this Section 6 shall be made without charge to the holder of the Series A Preferred Stock for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         7. Conversion Upon Regulatory Change.
            ----------------------------------

         If both (a) and (b) below occur:

         (a) after the date of the issuance of the Series A Preferred Stock, the criteria used by A.M. Best Company, Inc. for determining whether and to what extent a security qualifies as permanent equity capital shall change such that the Series A Preferred Stock no longer qualifies for treatment as favorable as the treatment afforded to the Series A Preferred Stock on its date of issuance, and

         (b) the Company affirmatively elects to qualify the Series A Preferred Stock for treatment as permanent equity capital by A.M. Best Company, Inc. without any sublimit or other quantitative restriction on the inclusion of the Series A Preferred Stock in permanent equity capital (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of permanent equity capital) under such criteria, then, upon such affirmative election, the Series A Preferred Stock shall be convertible at the Company's option into a new series of preferred stock having terms and provisions substantially identical to those of the Series A Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board (after consultation with legal counsel of recognized standing) to comply with the Required Equity Capital Provisions (as defined below), provided that the Company will not cause any such conversion unless the Board determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series A Preferred Stock, taken as a whole.

         As used above, the term "Required Equity Capital Provisions" means such terms and provisions as are, in the judgment of the Company (after consultation with legal counsel of recognized standing), required for preferred stock to qualify for equity capital treatment by A.M. Best Company, Inc. that is as favorable as the treatment afforded to the Series A Preferred Stock on its date of issuance, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in permanent equity capital (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of permanent equity capital) pursuant to the applicable criteria used by A.M. Best Company, Inc.

         8. Liquidation Rights.
            -------------------

         (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other Junior Stock the liquidation preference of $1,000 per share of Series A Preferred Stock, plus any declared and unpaid dividends for the then-current Dividend Period, without accumulation of any undeclared dividends.

         (b) If in any distribution described in Section 5(a) above the assets of the Company or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of the Series A Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of the Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of the Series A Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the "Liquidation Preference" of any holder of Series A Preferred Stock or Parity Stock shall mean the amount otherwise payable to such holder in such distribution, including any declared but unpaid dividends (and, in the case of any holder of shares other than Series A Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

         (c) If the Liquidation Preference has been paid in full to all holders of the Series A Preferred Stock, the holders of other shares of the Company shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences and the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

         (d) Neither the sale, lease, exchange, transfer or conveyance of all or substantially all of the assets of the Company for cash, securities or other property, nor the merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8.

         9. Ranking.
            --------

         The Series A Preferred Stock shall rank, with respect to the payment of dividends and distributions prior to or upon the liquidation, dissolution or winding up of the Company:

                  (i) senior to all Common Stock outstanding and other Junior Stock, and each other series of Junior Stock that the Company may later issue;

                  (ii) equally with Parity Stock and each other series of Parity Stock that the Company may later issue; and

                  (iii) junior to any series of senior shares that the Company may later issue, subject to compliance with Section 11(b).

         10.      Voting and Certain Other Rights.
                  --------------------------------

         (a) Except as set forth herein or required by applicable law, holders of Series A Preferred Stock shall have no voting rights.

         (b) Whenever dividends on any Series A Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive Dividend Periods (a "Nonpayment"), the holders of such Series A Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of one additional member to the Board (the "Preferred Stock Director"), provided that the election of any such director shall not cause the Company to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which the securities of the Company may be listed) that listed companies must have a majority of independent directors. The Preferred Stock Director shall be elected by simple majority at a special meeting called at the request of the holders of record of at least 20% of the shares of Series A Preferred Stock or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual meeting or special meeting of the stockholders of the Company, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Company. For this purpose, the Board shall reserve one vacant place on the Board of the Company to accommodate such election and pass such resolutions as are necessary to give effect to such election.

         (c) If the holders of the Series A Preferred Stock become entitled to elect a director to the Board, the Company shall promptly give notice to all holders and take all action necessary, including calling a meeting or circulating a consent to permit the nomination and election of such director. Applicable provisions of the Company's Certificate of Incorporation shall be applicable to the holders of Series A Preferred Stock and any other Voting Preferred Stock as a class, provided that any written consents approved by the holders of record of a majority of the Series A Preferred Stock and any other Voting Preferred Stock outstanding shall be effective and shall bind all holders of Series A Preferred Stock. If and when dividends for at least four Dividend Periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment has been set aside), then the right of the holders of the Series A Preferred Stock to elect the Preferred Stock Director shall cease (but subject to revesting of such voting rights in the event of any future Nonpayment pursuant to this Section 10) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero and, if and when any rights of holders of the Series A Preferred Stock to elect the Preferred Stock Director shall have ceased, the terms of office of the Preferred Stock Director shall terminate forthwith and the number of directors constituting the Board shall automatically be reduced by one.

         (d) The Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment shall continue, any vacancy in the office of the Preferred Stock Director (other than prior to the initial election of a Preferred Stock Director after a Nonpayment) may be filled by a vote of the holders of record of a majority of the shares of Series A Preferred Stock outstanding and any other Voting Preferred Stock then outstanding (voting together as a single class), when they have the voting rights described above. The Preferred Stock Director shall be entitled to one vote on any matter.

         (e) Holders of the Series A Preferred Stock shall be entitled to vote on matters as described in Section 11.

         11. Modification.
             -------------

         (a) With the Consent of Holders. Except as provided below in this
Section 11(a), this Certificate of Designations may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Certificate of Designations or the Series A Preferred Stock may be waived, in each case with the written consent or affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock at the time outstanding, including any modification occurring in connection with any merger or consolidation of the Company or otherwise.

         Subject to Sections 6 and 7, without the written consent or the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, given in person or by proxy, either in writing or at a meeting, an amendment or waiver under this Section 11(a) may not:

     (i) amend, alter or repeal the provisions of the Company's Certificate of Incorporation, By-Laws or this Certificate of Designations so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; or

     (ii) consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case the Series A Preferred Stock (x) remains outstanding or (y) in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, that for all purposes of this Section 11(a), any increase in the amount of the authorized or issued Series A Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock.

         (b) Changes after Provision for Redemption. No vote or consent of the holders of the Series A Preferred Stock shall be required pursuant to Sections 10(b) and 11(a) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series A Preferred Stock shall have been redeemed, or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of holders of such Series A Preferred Stock called for redemption, in each case pursuant to Section 4 above.

         12.      Currency of Payments.
                  ---------------------

         Any cash payments with respect to the Series A Preferred Stock shall be paid in United States dollars in immediately available funds.

         13.      No Preemptive Rights.
                  ---------------------

         No holder of Series A Preferred Stock shall have any preemptive right as to any additional issue of shares of capital stock of the Company, or to any security convertible, exercisable or exchangeable into such shares.

         14. Miscellaneous.
             --------------

         (a) Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at 120 Broadway, 31st Floor, New York, New York 10271, facsimile number (646) 514-8612, Attn: General Counsel, or such other address or facsimile number as the Company may specify for such purposes by notice to the holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each holder of record of the Series A Preferred Stock at the facsimile telephone number or address of such holder of record at their respective last addresses or facsimile telephone number appearing on the share register of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         (b) Lost or Mutilated Preferred Stock Certificate. If a holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         (c) Waiver. Any waiver by the Company or the holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Company or the holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.

         (d) Status of Converted or Redeemed Preferred Stock. In case any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

         (e) Other Rights. Except as provided in Sections 5, 6 and 7, the Series A Preferred Stock will not be convertible into, or exchangeable for, any other class or series of securities of the Company, and holders of the Series A Preferred Stock will have no subscription rights to acquire additional shares of the Company. Holders of the Series A Preferred Stock shall have no right to require the redemption or repurchase of the Series A Preferred Stock.



                     [Signature appears on subsequent page.]

                  IN WITNESS WHEREOF, I have affixed my signature hereto this 4th day of December, 2006.


                                                     TOWER GROUP, INC.


                                                     By:  /s/ Steven G. Fauth
                                                          ----------------------
                                                          Corporate Secretary